EXHIBIT 14

                               ANTS SOFTWARE INC.
                       CODE OF BUSINESS CONDUCT AND ETHICS
                                OCTOBER 13, 2006

I.   INTRODUCTION

          Preamble: Nothing in this Code of Business Conduct and Ethics creates or implies an employment contract or term of employment.

          This CODE OF BUSINESS CONDUCT AND ETHICS (this "Code") sets forth the policies of ANTs software, Inc. ("ANTs Software", "we", or the "Company") with respect to the way we conduct ourselves individually and operate our business. The provisions of this Code are designed to promote honest and ethical conduct, including the ethical handling of actual and apparent conflicts of interest between personal and professional relationships. It is also intended to help ensure that all Company officers, directors and employees are in compliance with legal requirements, including the Sarbanes-Oxley Act of 2002.

          In the course of performing our various roles in the Company, each of us will encounter ethical questions in different forms and under a variety of circumstances. Moments of ethical uncertainty may arise in our dealings with fellow employees, with customers, or with other parties such as government entities or members of our community. Our employees should never be content with simply obeying the letter of the law, but must also strive to conduct themselves in an honest and ethical manner. This Code provides rules and procedures to help our employees, officers and directors recognize and respond to situations that present ethical issues. For guidance with respect to issues not addressed in this Code, employees are directed to our Employee Manual, which sets forth the Company's policies on a wide range of issues that arise in the course of employment.

          All ANTs Software officers, directors and employees are expected to read and understand this Code, uphold the stated standards in day-to-day activities, comply with all applicable policies and procedures, and ensure that all agents and contractors are aware of, agree that they understand, and agree to adhere to these standards. References to employees contained in this Code should be understood as referring to officers and directors as well, regardless of whether such officers and directors have an employment relationship with the Company.

          All officers, employees, agents, contractors, and members of the Board of Directors of ANTs Software must sign the Acknowledgement form at the end of this Code of Business Conduct and Ethics and return the form to the Human Resources Department. This indicates that you have received, read, understand, and agree to comply with this Code of Business Conduct and Ethics. The signed acknowledgement form will be held by the Company's Human Resources Department in the personnel files.

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II.  RESPONSIBILITIES TO THE COMPANY AND STOCKHOLDERS

A.   Adherence to General Standards of Conduct

          The Company expects all employees, agents, members of the Board of Directors, and contractors to exercise good judgment to ensure the safety and welfare of employees, agents, and contractors and to maintain a cooperative, efficient, positive, harmonious, and productive work environment and business organization. These standards apply while working on our premises, at off site locations where our business may be conducted, at Company sponsored business and social events, or at any other place where you are a representative of the Company. Employees, agents, members of the Board of Directors, or contractors who engage in misconduct or whose performance is unsatisfactory may be subject to corrective action, up to and including termination.

B.   Compliance with Applicable Laws, Rules and Regulations

          All Company employees, agents, members of the Board of Directors, and contractors must comply with all applicable laws, regulations, rules, and regulatory orders. Company employees located outside the United States must comply with laws, regulations, rules and regulatory orders of the United States, including the Foreign Corrupt Practices Act and the U.S. Export Control Act, in addition to applicable local laws. Each employee, agent, and contractor must acquire appropriate knowledge of the requirements relating to his or her duties sufficient to enable him or her to recognize potential dangers and to know when to seek advice from the Human Resources Department on specific Company policies and procedures. Whenever an applicable law, rule or regulation is unclear or seems to conflict with either another law or any provisions of this Code, all employees are urged to seek clarification from their immediate supervisor, the Human Resources Manager, or the Chief Financial Officer (see Section VI for contact information). Violations of laws, regulations, rules and orders may subject the employee, agent or contractor to individual criminal or civil liability, as well as to discipline by the Company. Such individual violations may also subject the Company to civil or criminal liability or the loss of business.

C.   Avoiding Conflicts of Interest

          Each of us has a responsibility to the Company, our stockholders, and to each other. Although this duty does not prevent us from engaging in personal transactions and investments, it does demand that we avoid situations where a conflict of interest might occur or appear to occur. ANTs Software is subject to scrutiny from many different individuals and organizations. We should always strive to avoid even the appearance of impropriety.

          What constitutes a Conflict of Interest? A Conflict of Interest exists where the interests or benefits of one person or entity may, or may appear to, conflict or be at odds with the interests or benefits of ANTs Software. Some examples include:

          1. Employment / Outside Employment. In consideration of the employee's employment with the Company, an employee is expected to devote their full attention to the business interests of ANTs Software. Employees are prohibited from engaging in any activity that interferes with his or her performance or responsibilities to the Company or otherwise interferes with his or her independent judgment when carrying out his or her duties. Our policies prohibit any employee from accepting simultaneous employment with a Company supplier, customer, developer or competitor, or from taking part in any activity that enhances or supports a competitor's position. Additionally, employees must disclose to the Company any interest that the employee may have that may conflict with the business of ANTs Software. Exceptions to this policy will be considered for part-time employment or other activities that do not conflict with the basic principles protecting the Company's interests. To apply for written exceptions, or if an employee has any questions on this requirement, the employee should contact the Human Resources Department or the Compliance Officer (the CFO).

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          2.  Outside  Board of  Directorships.  It is a Conflict of Interest to
     serve as a Director of any company that competes with ANTs Software. Although an individual may serve as a Director of a Company supplier, customer, developer, or other business partner, our policy requires that the individual first obtain approval from the Chief Executive Officer before accepting a Board of Directorship for any other company. Any compensation received from the other companies should be commensurate with the responsibilities assigned. Such approval may be conditioned upon the completion of specified actions including disclosures. Serving as a Director of a non-profit organization, charity, or similar entity does not violate this policy and does not require approval.

          3. Business Interests and Investments. If an employee is considering investing in a Company customer, supplier, or competitor, and is in a position to influence a decision relating to the Company customer, supplier, developer, or competitor, the employee must take great care to ensure that these investments do not compromise his or her responsibilities to the Company. Any exceptions to this policy require a written waiver from the Company's Chief Financial Officer or executive. As a guideline, ANTs Software feels that an investment in any such company should be no greater than 1% of that company's outstanding voting stock. Investments in venture capital funds, pension funds, bond funds, mutual funds, and the like are excluded from this 1% limitation. Many factors should be considered in determining whether a conflict exists, including the size and nature of the investment, the employee's ability to influence the Company's decisions, access to confidential information of the Company or of the other company, and the nature of the relationship between the Company and the other company.

          4. Related Parties. Employment of relatives is not objectionable at ANTs Software. However, as a general rule, the employee should avoid conducting business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role. Relatives include spouse, sister, brother, daughter, son, mother, father, grandparents, aunts, uncles, nieces, nephews, cousins, step relationships and in-laws. Significant others include persons living in a spousal or familial fashion with an employee.

          If such a related party transaction is unavoidable, the employee must fully disclose the nature of the related party transaction to the Company's Chief Financial Officer or equivalent executive. If determined to be material to the Company, the Company's Audit Committee must review and approve in writing in advance such related party transactions. The most significant related party transactions, particularly those involving the Company's executive officers must be reviewed and approved in writing in advance by the Company's Board of Directors. The Company must report all such material related party transactions under applicable accounting rules, federal securities laws, Securities and Exchange Commission rules and regulations, and securities markets rules. Any dealings with a related party must be conducted in such a way that no preferential treatment is given to their business.

          The Company prohibits the employment of relatives and significant others in positions or assignments that have a financial dependence or influence e.g. a Human Resources, accounting, auditing, or control relationship, or a supervisor/subordinate relationship. The purpose of this policy is to prevent the organizational impairment and conflicts that are a likely outcome of the employment of relatives or significant others, especially in a supervisor/subordinate relationship. If a question arises about whether a relationship is covered by this policy, the Human Resources Department shall advise all affected individuals. Willful withholding of information regarding a prohibited relationship/reporting arrangement may be subject to corrective action up to and including termination. If a prohibited relationship exists or develops between two employees, the employee in the senior position must bring this to the attention of his/her supervisor. The Company retains the prerogative to separate the individuals at the earliest time, either by reassignment or by termination, if necessary.

          5. Other Situations. Because other conflicts of interest may arise, it would be impractical to list all possible situations. If an employee has any questions regarding the Company's policy on conflicts of interest or need assistance in avoiding a potential conflict of interest, he or she is urged to seek the advice of the Human Resources Department or Compliance Officer.

          The  Company's  Chief  Executive  Officer  (CEO) and  Chief  Financial
     Officer (CFO) must receive approval from the Board of Directors or the applicable Board Committee prior to taking any action or entering into any relationship that creates, or even appears to create, a conflict of interest. For purposes of determining whether a conflict exists, the actions of an employee's immediate family members are treated as those of the employee and therefore subject to the same considerations.

          In order to avoid such conflicts, an employee may not receive any payments, compensation, or gifts, other than gifts of nominal value, from any entity that does business or seeks to do business with ANTs Software.

D.   Avoiding Improper Handling of Corporate Opportunities

          Employees and officers may not exploit for their own personal gain opportunities that are discovered through the use of corporate property, information or position unless the opportunity is disclosed fully in writing to the Company's Board of Directors and the Board of Directors declines to pursue such an opportunity.

E. Providing accurate and timely Books and Records, complete and adequate Accounting Controls and Disclosures

          The Company requires that all its books and records be maintained accurately, timely, consistently, and completely, and be prepared with honesty. This requires that no fund, asset, liability, revenue or expense be concealed or incompletely recorded for any purpose. All entries must be supported by documentation adequate to permit the books and records to be verified by audit. Proper accounting requires not only careful compliance by the Company's accountants, but also the cooperation of all employees who are involved in keeping or providing information supporting financial records of any type.

          The Company's internal review processes and external independent auditing processes are essential to the proper reporting of the Company's financial information. The Audit Committee of our Board has the responsibility to review the Company's policies and practice with respect to financial reporting. By conducting this review, the Audit Committee directs management of the Company to correct deficiencies in its practices. Auditors shall have unrestricted access to all Company documents and records. All employees are required to cooperate fully with internal and external audits. In no case may an employee make a false or misleading statement to any internal or external auditor, withhold records, or otherwise interfere with an audit. An employee who has knowledge of any unreported or improperly reported financial activity must report such information to his or her immediate supervisor, the Compliance Officer or the Audit Committee.

          The Company recognizes that the investment community derives information regarding the Company's financial condition primarily from the Company's filings with the Securities and Exchange Commission. To promote the transparency of its financial operations, the Company has a strict policy requiring that all filings with the Securities and Exchange Commission be fairly stated, accurate, timely, consistent, and complete.

F.   Protecting the Company's Confidential Information

          The Company's confidential information is a valuable asset. This type of information includes product architectures, process technologies and designs, testing source codes, business plans and road maps, names and lists of customers, distributors, employees, and financial information. This information is the property of ANTs Software and may be protected by patent, trademark, copyright and trade secret laws. All confidential information must be used for Company purposes only. Every employee, agent and contractor must safeguard it. This responsibility also includes the safeguarding, securing and proper disposal of confidential information in accordance with the Company's policy on Maintaining and Managing Records set forth in Section II.J. of this Code of Business Conduct and Ethics. This obligation extends to confidential information of third parties, which the Company has rightfully received under Non-Disclosure Agreements.

          1. Proprietary Information and Invention Agreement. When an employee joins the Company, he or she signs an agreement to protect and hold confidential the Company's proprietary information. This agreement remains in effect for as long as the employee's relationship with the Company continues, and after discontinuing the relationship as well. Under this agreement, the employee may not disclose the Company's confidential information to anyone or use it to benefit anyone other than the Company without the prior written consent of an authorized Company officer.

          2. Disclosure of Company Confidential Information. To further the Company's business, from time to time our confidential information may be disclosed to potential business partners. However, such disclosure should never be done without carefully considering its potential benefits and risks. If an employee determines in consultation with his or her manager and other appropriate Company management that disclosure of confidential information is necessary, the employee must then contact the appropriate corporate officer to ensure that an appropriate written nondisclosure agreement is signed prior to the disclosure. The Company has standard nondisclosure agreements suitable for most needs.

          3. Requests by Regulatory Authorities. The Company and its officers, employees, agents, members of the Board of Directors and contractors must cooperate with appropriate government inquiries and investigations. In this context, however, it is important to protect the legal rights of the Company with respect to its confidential information. All government requests for information, documents or investigative interviews must be referred to the Company's Chief Financial Officer or executive. No financial information may be disclosed without the prior approval of the Chief Financial Officer or equivalent executive.

          4. Company Spokesperson. All inquiries or calls from the press and financial analysts should be referred to the Chief Financial Officer or equivalent executive. The Company has designated its President and Chief Executive Officer and/or Chief Financial Officer as Company Spokespeople. These designees and other individuals designated by them from time to time are the only people who may communicate with the press on behalf of the Company.

G.   Legal Obligations Under Securities Laws: "Insider Trading"

          Obligations under the U.S. securities laws apply to everyone at ANTs Software. In the normal course of business, officers, employees, agents, members of the Board of Directors, contractors, and consultants of the Company may come into possession of significant, sensitive information. This information is the property of the Company that the employee has been entrusted with. The employee may not profit from it by buying or selling pertinent related securities or passing on the information to others to enable them to profit or for them to profit on the employee's behalf. The purpose of this policy is both to inform the employee of his or her legal responsibilities and to make clear that the misuse of sensitive information is contrary to Company policy and U.S. securities laws.

          Insider trading is a crime, penalized by fines of up to $5,000,000 and 20-years in prison for individuals. In addition, the Securities and Exchange Commission may seek the imposition of a civil penalty of up to three times the profits made or losses avoided from the trading. Insider traders must also disgorge any profits made, and are often subjected to an injunction against future violations. Insider traders may also be subjected to civil liability in private lawsuits.

          Employers and other controlling persons (including supervisory personnel) are also at risk under U.S. Securities laws. Controlling persons may, among other things, face penalties of the greater of $5,000,000 or three times the profits made or losses avoided by the trader if they recklessly fail to take preventative steps to control insider trading.

          Thus it is important both to the individual and to the Company that insider trading violations do not occur. The employee should be aware that stock market surveillance techniques are becoming increasingly sophisticated, and the chance that U.S. federal or other regulatory authorities will detect and prosecute even small-level trading is significant. Insider trading rules are strictly enforced, even in instances when the financial transactions seem small. The employee should contact the Company's Chief Financial Officer or executive, if unsure as to whether you are free to trade.

          The Company has imposed certain trading blackout periods on all officers, members of the Board of Directors, and those employees who are more likely to be exposed to material nonpublic information about the Company. These individuals may not trade in Company securities during the blackout period. Individuals who violate this policy are also subject to disciplinary action by the Company, up to and including termination.


H.   Prohibition Against Short Selling of Company Stock

          No Company officer, director, or other employee, agent or contractor may, directly or indirectly, sell any equity security, including derivatives of the Company if he or she 1) does not own the security sold, or 2) if he or she owns the security, does not deliver it against such sale (a "short sale against the box") within 20 days thereafter, or does not within 5 days after such sale deposit it in the mails or other usual channels of transportation. No Company officer, director, or other employee, agent or contractor may engage in short sales or any transaction involving a financial collar such as a "put" or a "call". A short sale, as defined in this policy, means any transaction whereby one may benefit from a decline in the Company's stock price. Transactions in "put" and "call" options for the Company's securities constitute a short sale for the purposes of this policy and are therefore prohibited. While employees who are not executive officers are not prohibited by law from engaging in short sales of Company securities, the Company has adopted as policy, that employees may not do so.

I.   Responsible Use of Company's Assets

          1. General. Protecting the Company's assets is a key fiduciary responsibility of every employee, agent, consultant and contractor. Care should be taken to ensure that assets are not misappropriated, loaned to others, sold or donated, without appropriate authorization. All Company employees, agents, members of the Board of Directors, consultants and contractors are responsible for the proper use of Company assets, and must safeguard such assets against loss, damage, misuse, or theft.

          2. Physical Access Control. The Company has and will continue to develop procedures covering physical access control to ensure privacy of communications, maintenance of the security of the Company communication equipment, and safeguard Company assets from theft, misuse or destruction. Employees are personally responsible for complying with the level of access control that has been implemented in the workplace. The employee must not defeat or cause to be defeated the purpose for which the access control was implemented.

          3. Company Funds. Every Company employee is personally responsible for all Company funds over which he or she exercises control. Company agents and contractors should not be allowed to exercise control over Company funds. Company funds must be used only for company purposes. Corporate credit cards must not be used for any personal purpose. Expense reports must be accurate and submitted in a timely manner.

          4. Computers and Other Equipment. Employees must care for assigned computers and other equipment and use it responsibly for Company business purposes. While computers and other electronic devices are made accessible to employees to assist them to perform their jobs and to promote the Company's interests, all such computers and electronic devices, whether used entirely or partially on the Company's premises or with the aid of the Company's equipment or resources, must remain fully accessible to the Company and, to the maximum extent permitted by law, will remain the sole and exclusive property of the Company.

          Employees, agents, members of the Board of Directors, and contractors should not maintain any expectation of privacy with respect to information transmitted over, received by or stored in any electronic communications device owned, leased, or operated in whole or in part by or on behalf of the Company. To the extent permitted by law, the Company retains the right to gain access to any information received by, transmitted by or stored in any such electronic communication device, by and through its employees, agents, members of the Board of Directors, contractors or representatives, at any time, either with or without an employee's or third party's knowledge, consent, or approval.

          5. Electronic Media Usage. Posting or discussing information concerning the Company's products or business on the Internet outside of the normal course of business without the prior written consent of the Company's Chief Financial Officer or equivalent executive is prohibited. Any other form of electronic communication used by employees currently or in the future is also intended to be encompassed under this policy, since it is not possible to identify every standard and rule applicable to the use of electronic media. Employees are therefore encouraged to use sound judgment whenever using any features of our communication system.

J.   Maintaining and Managing Records

          The purpose of this policy is to set forth and convey the Company's business and legal requirements in managing records, including all recorded information regardless of medium or characteristics. Records include paper documents, CDs, computer hard disks, email, floppy disks, microfiche, microfilm or all other such media. The Company is required to retain certain records by local, state, federal, foreign and other applicable laws, rules and regulations and to follow specific guidelines in managing its records. Civil and criminal penalties for failure to comply with such guidelines can be severe for employees, agents, members of the Board of Directors, contractors, and the Company.

K.   Records on Legal Hold

          A legal hold suspends all document destruction procedures in order to preserve appropriate records under special circumstances, such as litigation or a government investigation. The Company's outside counsel determines and identifies what types of Company records or documents are required to be placed under a legal hold. The Company's Chief Financial Officer or equivalent executive will notify the employee if a legal hold is placed on records for which the employee is responsible. The employee must then preserve and protect the necessary records in accordance with instructions from the Company's outside counsel. Records or supporting documents that have been placed under a legal hold must not be destroyed, altered, or modified under any circumstances.

L.   Payment Practices

          1. Political Contributions. It is the Company's policy to comply fully with all local, state, federal, foreign, and other applicable laws, rules, and regulations regarding political contributions. The Company reserves the right to communicate its position on important issues to elected officials and representatives. Consequently, the Company's funds must not be used for, or be contributed to, political campaigns or political practices under any circumstances without the prior written approval of the Company's Chief Financial Officer or equivalent executive and, if required, the Board of Directors.

          2. Prohibition of Inducements and Payments or Gifts from Others. Under no circumstances may employees, agents, members of the Board of Directors, or contractors accept any offer, payment, promise to pay, or authorization to pay any money or gift, or anything of value to or from customers, vendors, consultants, etc. that is perceived as intended, directly or indirectly, to improperly influence any business decision, any act or failure to act, any commitment of fraud or opportunity for the commission of any fraud. Gifts with a value of $100 or less, infrequent business meals, celebratory events and entertainment (such as tickets to sporting events), provided that they are not excessive or create an appearance of impropriety, or are accepted on behalf of the Company, do not violate this policy. Questions regarding whether a particular payment or gift violates this policy should be directed to the Human Resources Department.

          Gifts given by the Company to suppliers or customers or received from suppliers should always be appropriate to the circumstances and should never be of a kind that could create the appearance of impropriety.

M.   Foreign Corrupt Practices Act

          The Company requires full compliance with the Foreign Corrupt Practices Act of 1977 ("FCPA") by all of its employees, agents, members of the Board of Directors, and contractors. The FCPA was enacted to deter illegal corporate payments by prohibiting certain payments or promises to foreign officials (anti-bribery provisions), requiring corporations to keep adequate records of the disposition of their assets, and making corporations responsible for internal monitoring of their accounting practices.

          The use of Company funds or assets for any unlawful or improper purpose is strictly prohibited. No payment shall be made to, or for the benefit of, government employees for the purpose of, or otherwise in connection with, the securing of sales to or obtaining favorable action by a government agency. Gifts of substantial value or lavish entertainment for government employees are prohibited since they can be construed as attempts to influence government decisions in matters affecting the Company's operations. Any entertaining of public officials or the furnishing of assistance in the form of transportation or other services should be of such nature that the official's integrity or reputation would not be compromised.

          All records must truly reflect the transactions they record. All assets and liabilities shall be recorded in the regular books of account. No undisclosed or unrecorded funds or assets shall be established for any purpose. No false or artificial entries shall be made in the books and records for any reason. No payment shall be approved or made with the intention or understanding that any part of such payment is to be used for any purpose other than that described by the document supporting the payment.

N.   Export Controls

          The United States maintains strict export controls on the destination to which products, hardware, or software may be exported. The U.S.
     Government  considers  some  of  these  countries  as  unfriendly,   or  as
     supporting international terrorism. Products, hardware, and software created in the United States are subject to export regulations even if packaged abroad. In some circumstances, even an oral presentation containing technical data made to foreign nationals in the United States may constitute a controlled export. The Company's outside counsel can provide guidance on which countries are prohibited destinations for Company products or whether a proposed technical presentation to foreign nationals may require a U.S. Government export license.

III. RESPONSIBILITIES TO OUR CUSTOMERS AND OUR SUPPLIERS

1.   Customer Relationships

          Employees must act in a manner that creates value for our customers, helping to build a relationship based upon confidence and trust. ANTs Software and its employees have built up significant goodwill in its history, and it is one of our most important assets. Therefore, employees, agents, members of the Board of Directors, and contractors must act to preserve and enhance our reputation and integrity.

2.   Selecting Suppliers

          ANTs Software's suppliers make significant contributions to our success. Suppliers must be confident that they will be treated lawfully and ethically to create an environment where they will have an incentive to work with the Company. The Company's policy is to purchase supplies based on need, quality, service, price, and terms and conditions. The Company's policy is to select significant suppliers or enter into significant supplier agreements through a competitive bid process where possible. Under no circumstances should any Company employee, agent, or contractor attempt to coerce suppliers in any way, or divulge confidential information. A supplier to the Company is generally free to sell its products and services to any other party, including competitors of the company. In some cases where the products or services have been designed, fabricated or developed to our specifications, the agreement between the parties may contain restrictions on sales.

3.   Government Contracts

          It is the Company's policy to comply fully with all applicable laws and regulations that apply to government contracting.

4.   Free and Fair Competition

          Although our prosperity depends on our ability to outperform our competitors, we are committed to achieving success by fair and ethical means. We seek to maintain a reputation for honesty and fair dealing among our competitors and the public alike. In light of this aim, the Company prohibits employees from engaging in any dishonest, unethical or illegal business practices. An exhaustive list of unethical practices cannot be provided. Instead, the Company relies on the judgment of each individual employee to avoid such practices. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair business practice.

          Most countries have well-developed bodies of law designed to encourage and protect free and fair competition. These laws generally address pricing practices, discounting, terms of sale, credit, promotional allowances, secret rebates, exclusive dealerships or distributorships, product bundling, restrictions on carrying competing products, contract termination, and other practices. It is Company policy that no employee, agent, Director, or contractor shall at any time or under any circumstances enter into an agreement or understanding, written or oral, express or implied, with any competitor concerning any of the foregoing free and fair competition rules and regulations. Collusion among employees and competitors is illegal, and the consequences of a violation are severe and include disciplinary action up to and including termination and possible criminal prosecution.

5.   Industrial Espionage and Sedition

          It is the Company's policy to lawfully compete in the marketplace. This is necessary to maintain the Company's reputation as a lawful competitor and to help ensure the integrity of the competitive marketplace. Company employees, agents, members of the Board of Directors, and contractors may not steal or unlawfully use the information, material, products, intellectual property or confidential information of anyone including suppliers, customers, business partners or competitors. Further, the Company strongly discourages the oral or written, express or implied disparagement of its employees, agents, members of the Board of Directors, or contractors to any other supplier, customer, business partner, competitors, or the general public. Violation of these policies includes disciplinary action up to and including termination.

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IV.  WAIVERS

          The Company expects all employees to comply with the provisions of this Code. Any waiver of this code for executive officers or directors may be made only by formal action of the Board and will be promptly disclosed to the public in accordance with requirements of the Securities and Exchange Commission and the NASDAQ rules. When necessary, a waiver will be accompanied by appropriate controls designed to protect the Company.

V.   COMPLIANCE RESOURCES

          In some situations, an employee may be uncertain how to proceed in compliance with this Code. This uncertainty may concern the ethical nature of the employee's own acts or the employee's duty to report the unethical acts of another. When determining the proper course of action, the employee should carefully analyze the situation and seek guidance from his or her immediate supervisor or manager, other appropriate personnel in accordance with the following four steps:

1. Gather all the facts. Do not take any action that may violate this Code until you have gathered all the facts that are required to make a well-informed decision and, if necessary, you have consulted with your supervisor or the Compliance Officer.

2. Consider whether the action is illegal or contrary to this Code. If the action is illegal or contrary to the provision of this Code, you should not carry out the act. If you believe that this Code has been violated by an employee, you must promptly report the violation in accordance with the reporting procedures set forth in Section VI.

3. Discuss the problem with your supervisor. It is your supervisor's duty to assist you to comply with this Code. Feel free to discuss the situation with your supervisor if you have any questions. You will suffer no retaliation for seeking such guidance.

4. If necessary, seek additional resources. The Compliance Officer is available to speak with you about problematic situations if you do not feel comfortable approaching your direct supervisor. Alternatively, you may also request assistance in writing by sending a request to the Compliance Officer.


VI.  REPORTING PROCEDURES

          1. Violations of this Code. All employees have a duty to report any violations of this Code, as well as violations of any laws, rules, or regulations. Employees also have a duty to report any transaction or relationship that could reasonably be expected to give rise to a conflict of interest.

          If you are aware of a potential conflict of interest or believe that the Code has been violated by an employee you must promptly report the violation to his or her direct supervisor or the Compliance Officer. The Company's Compliance Officer is:

          Kenneth Ruotolo
          Chief Financial Officer
          650-931-0530
          ken.ruotolo@ants.com

          If a report is made to a supervisor, the supervisor must in turn report the violation to the Compliance Officer or the CEO. All violations by an officer or director of the Company must be reported directly to the Compliance Officer or CEO.

          2. Financial Misconduct, Illegal Financial Activities, Accounting or Auditing Fraud. The Company has set up an Accounting Complaints Hotline
     specifically to report allegations of finacial misconduct, illegal financial activities or accounting or auditing fraud. Reports may be made by contacting:

          Mr. Paul Marotta
          Corporate Counsel - ANTs Software
          The Corporate Law Group
          650-227-8000
          paul@tclg.com

          Mr. Marotta will document alleged instances of misconduct, illegal activities or fraud, involving any accounting, internal accounting control or auditing matters and the Audit Committee of the Company's Board of Directors will investigate the allegations. When reporting a violation, you may choose to remain anonymous. However, if you make an anonymous report, you should create and preserve your own record of this report in order to be able to demonstrate your compliance with the requirement of reporting violations. Generally speaking, every effort will be made to maintain the confidentiality of reports of potential violations. However, there may be a point where the identity of the reporting employee may become known or may have to be revealed in the course of the investigation or to take corrective action.

          The Company does not permit retaliation of any kind against employees for good faith reports of ethical or financial violations. Any employee who attempts to, or encourages others to, retaliate against an individual who has reported a violation will be subject to disciplinary action.

VII. DISCIPLINARY ACTIONS

          The matters covered in this Code of Business Conduct and Ethics are of the utmost importance to the Company, and are essential to the Company's ability to conduct its business in accordance with its stated values. We expect all officers, employees, members of the Board of Directors, agents, contractors, and consultants of ANTs Software to adhere to these rules in carrying out their respective duties.

          The Company has implemented the following disciplinary policies to ensure that prompt and consistent actions are taken in response to Code violations:

          1. Range of Penalties. All violations of this Code will be treated seriously and will result in the prompt imposition of penalties which may include (1) an oral or written warning, (2) a reprimand, (3) suspension,
     (4) termination, and/or (5) restitution. Violations will also be reported to the appropriate regulatory agencies or other authorities.

          2. Disciplinary Process. The penalty for a particular violation will be decided on a case-by-case basis and will depend on the nature and severity of the violation as well as the employee's history of non-compliance and cooperation in the disciplinary process. Significant penalties will be imposed for violations resulting from intentional or reckless behavior. Penalties may also be imposed when an employee fails to report a violation due to the employee's indifference, deliberate ignorance or reckless conduct. Where there is credible evidence of a violation, the Compliance Officer, the CEO, the Audit Committee, or the Board will determine the appropriate sanction. The process will begin with the Compliance Officer and will be escalated to the level which is appropriate for the position of the person and significance of the matters which appear to be involved.

          3. Consistent Enforcement. All employees, officers and directors will be treated equally with respect to the imposition of disciplinary measures. Pursuant to this policy, all levels of employees will be subject to the same disciplinary action for the commission of a similar offense.


VIII. ACKNOWLEDGEMENT OF RECEIPT OF CODE OF BUSINESS CONDUCT AND ETHICS

          I have received, read, and understand the Company's Code of Business Conduct and Ethics. I agree to comply with these policies and procedures.



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